Exhibit 99.1

NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. OBTAINS FINANCING AND

COMMENCES CONSTRUCTION OF SANTAL PHASE II

AUSTIN, TX, September 14, 2017 - Stratus Properties Inc. (NASDAQ: STRS) announced today that it has obtained $26.4 million in additional financing from Comerica Bank for the construction of Santal Phase II, a 212-unit, garden-style, multi-family development located in Section N of Barton Creek.

Santal Phase II will be located adjacent to Santal Phase I in the upscale, highly populated Barton Creek community. Phase II will consist of ten three-story buildings including 212 garden-style luxury apartments and a resort-style pool and clubhouse. Santal Phase I was completed within budget in August 2016, and nearly 100% of the 236 units are currently leased.

William H. Armstrong III, Chairman of the Board, President and Chief Executive Officer of Stratus, stated, “We are pleased to have amended our existing financing with Comerica to provide additional funds for the construction of the second phase of Santal. This project is part of our ongoing efforts to develop multi-family and commercial properties within the highly desirable Barton Creek community, which we believe offers tremendous prospects for future growth.”

Construction of Santal Phase II commenced today. The lease of units is expected to commence in the third quarter of 2018 and the project is expected to be completed in the fourth quarter of 2018.

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, operation and sale of commercial, hotel, entertainment, and multi- and single-family residential real estate properties, primarily located in the Austin, Texas area, but including projects in certain other select markets in Texas.

Cautionary Statement Regarding Forward-Looking Statements. This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact, such as projections or expectations related to timeframes for development, construction and completion of Stratus’ projects and other plans and objectives of management for future operations and activities. The words “anticipates,” “may,” “can,” “plans,” “believes,” “potential,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements that are not historical facts are intended to identify those assertions as forward-looking statements.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to the availability of financing for development projects and other corporate purposes, a decrease in the demand for real estate in the Austin, Texas market, changes in economic and business conditions, reductions in discretionary spending by consumers and corporations, competition from other real estate developers, the failure to attract customers and tenants for its developments, increases in interest rates, declines in the market value of Stratus’ assets, increases in operating costs, including real estate taxes and the cost of construction materials, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups with respect to development projects, weather-related risks and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2016, filed with the U.S. Securities and Exchange Commission (SEC) as updated by Stratus’ subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements.

A copy of this release is available on Stratus’ website, www.stratusproperties.com.

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